Exhibit 99.1

Belpointe PREP, LLC Acquires New Opportunity Zone Property in Nashville, Tennessee

GREENWICH, Conn., Dec. 9, 2022 /PRNewswire/ — Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ” or the “Company”), a publicly traded qualified opportunity fund, announced today that it has completed the acquisition of a new development site in Nashville, Tennessee, for an aggregate purchase price of $16.2 million, exclusive of transaction costs. The approximately 5.92-acre site is located within an opportunity zone on the riverfront in East Nashville, Tennessee. This marks Belpointe OZ’s fifth investment in Nashville.

Belpointe has partnered with CA South Development, which is a developer local to the Nashville market. The future development site will consist of multiple mixed-use buildings with varying heights, unit counts, and amenities.

According to Costar Group, numerous companies such as Amazon.com, Inc., Oracle Corporation, AllianceBernstein Holding L.P., Capgemini SE, and others continue to expand their footprint in Nashville, creating fresh demand for rental housing units. According to a 2023 report commissioned by the nonprofit real estate research and policy organization Urban Land Institute, Nashville is the number one market for real estate investing.

“The team and I are very excited to expand our footprint in the highly desirable Nashville market” said Brandon Lacoff, Chief Executive Officer of Belpointe OZ, “the data continues to show that Nashville is a strong market supported by solid fundamentals including job growth and population growth which translates into strong demand for rental units.”

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has raised more than $345 million of equity capital in its ongoing qualified opportunity fund offering, with over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor and Media Relations Contact:

Cody H. Laidlaw

Belpointe PREP, LLC

255 Glenville Road

Greenwich, Connecticut 06831

IR@belpointeoz.com

203-883-1944